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               GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                   THREE MONTHS ENDED
                                                        MARCH 31
                                                 -----------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)              2006           2005
                                                 --------       --------
REVENUES:
   Financial institution service fees            $ 10,214       $  6,960
   Retail inventory management services             2,095          2,202
   Other products and services                        722             37
                                                 --------       --------

Total revenues                                     13,031          9,199
                                                 --------       --------

OPERATING EXPENSES:
   General and administrative                       5,551          3,936
   Selling and marketing                            6,095          4,299
   Research and development                           276             63
   Amortization                                       583            208
   Other operating (income) expense, net              109             --
                                                 --------       --------

Total operating expenses                           12,614          8,506
                                                 --------       --------

OPERATING INCOME                                      417            693
INTEREST EXPENSE, NET                                 655             70
                                                 --------       --------

INCOME (LOSS) BEFORE INCOME TAXES                    (238)           623
Income tax provision (benefit)                        (91)           244
                                                 --------       --------

NET INCOME (LOSS)                                    (147)           379
Preferred stock dividends                             552            540
                                                 --------       --------

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS        $   (699)      $   (161)
                                                 ========       ========

LOSS PER SHARE:
Basic                                            $  (0.04)      $  (0.01)
                                                 ========       ========

Diluted                                          $  (0.04)      $  (0.01)
                                                 ========       ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic                                              15,723         14,575
                                                 ========       ========

Diluted                                            15,723         14,575
                                                 ========       ========


                                                                                        AS OF
                                                                            -------------------------------
                                                                              MARCH 31,          DEC. 31,
(IN THOUSANDS)                                                                  2006              2005
-----------------------------------------------------------------           -----------        ------------
BALANCE SHEET HIGHLIGHTS:
Cash and Cash equivalents                                                   $     1,360        $        137
Working capital (deficit)                                                       (10,701)              2,249
Total assets                                                                     74,624              36,557
Long-term debt, net of current portion                                            7,750               8,509
Capital lease obligations, net of account portion                                 1,257                  --
Series C redeemable preferred stock, net of discount of $1,416                    8,584                  --
Stockholders' equity                                                             16,781              16,853

                       GOLDLEAF FINANCIAL SOLUTIONS, INC.

                  RECONCILIATION OF REPORTED NET LOSS AVAILABLE
                        TO COMMON SHAREHOLDERS TO EBITDA


EBITDA is a non-GAAP financial measure. GAAP means generally accepted accounting principles in the United States. EBITDA is defined as GAAP net income plus interest expense, income taxes, depreciation, and amortization less interest earned. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDA:

         o as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, given that it removes the effect of items not directly resulting from our core operations;

         o for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

         o to allocate resources to enhance the financial performance of our business;

         o        to evaluate the effectiveness of our operational strategies;
                  and

         o to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDA differently than we do. In addition,
EBITDA:

         o does not represent net income or cash flows from operating activities as defined by GAAP;

         o is not necessarily indicative of cash available to fund our cash flow needs; and

         o should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.

Reconciliations of net income (loss) available to common shareholders to EBITDA are as follows:


                                                    THREE MONTHS ENDED
                                                         MARCH 31
                                                   ---------------------
(IN THOUSANDS)                                      2006          2005
------------------------------------------         -------       -------
Net (loss) income                                  $  (147)      $   379
Add back (deduct):
     Interest expense, net                             655            70
     (Benefit) provision for income taxes              (91)          244
     Depreciation and amortization                     966           525
                                                   -------       -------
EBITDA                                             $ 1,383       $ 1,218
                                                   =======       =======


     In calculating EBITDA, we do not add non-cash stock compensation expense to net income (loss). We recorded $6,000 in non-cash stock-based compensation expense in the three-month period ended March 31, 2005 and recorded $160,000 in non-cash stock-based compensation expense for the three-month period ended March 31, 2006.